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                                                                     EXHIBIT 5.1



                  [Law Weathers & Richardson, P.C. Letterhead]





                                                            July 22, 2005

Board of Directors
Riviera Tool Company
5460 Executive Parkway SE
Grand Rapids, Michigan 49512



               Re:  Riviera Tool Company
                    Registration Statement on Form S-1 (333-126659)

Ladies and Gentlemen:

         We are acting as counsel to Riviera tool Company, a Michigan corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-1, as amended (as so amended the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 3,782,531 shares of the Company's common stock, no par value (the "Common Stock"), on behalf of various selling stockholders of the Company, as identified in greater detail in the Registration Statement. The foregoing shares of Common Stock are collectively referred to herein as the "Shares."

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement and related prospectus, (ii) the Certificate of Incorporation of the Company, as currently in effect, (iii) the Bylaws of the Company, as currently in effect, (iv) a specimen certificate representing the Common Stock, and (v) certain resolutions of the Company's board of directors relating to the issuance of the Common Stock and the filing of the Registration Statement with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.


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         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinion set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Company's board of directors authorizing the issuance of the Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the bar in the State of Michigan, and we do not express any opinion as to the laws of any other jurisdiction, other than the internal laws of the State of Michigan (including the Michigan constitution and reported judicial interpretations interpreting these laws) and the federal laws of the United States, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when sold by the respective selling stockholders, will be legally and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.


                                             Very truly yours,


                                             LAW WEATHERS & RICHARDSON, P.C.



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